UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

COMMUNITY BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COMMUNITY BANCSHARES, INC.

68149 Highway 231 South

P.O. Box 1000

Blountsville, Alabama 35031

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JULY 7, 2005

TO THE STOCKHOLDERS OF

COMMUNITY BANCSHARES, INC.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting (the “Annual Meeting”) of Stockholders of Community Bancshares, Inc. (the “Company”) will be held on Thursday, July 7, 2005, at 10:00 a.m., Central Time, at the Main Clubhouse at Limestone Springs, 3000 Colonial Drive, Oneonta, Alabama, for the following purposes:

(1)	To elect Messrs. Kenneth K. Campbell, Patrick M. Frawley and Michael A. Tarpley as Class III directors of the Company to serve until the Company’s 2008 Annual Meeting of Stockholders;

(2)	To adopt the Community Bancshares, Inc. 2005 Incentive Plan; and

(3)	To transact such other business, and consider such other matters, as may properly come before the Annual Meeting or any reconvened meeting following any adjournment thereof.

Your attention is directed to the attached Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting.

Only stockholders of record at the close of business on May 23, 2005 are entitled to notice of and to vote at the Annual Meeting or any reconvened meeting following any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for a period of ten days prior thereto at the Company’s executive offices in Blountsville, Alabama.

Your vote is very important to us. If you need assistance in voting, please contact us at (205) 429-1001.

BY ORDER OF THE BOARD OF DIRECTORS,

/S/ WILLIAM H. CAUGHRAN
William H. Caughran
Secretary

Blountsville, Alabama

June 6, 2005

COMMUNITY BANCSHARES, INC.

68149 Highway 231 South

P.O. Box 1000

Blountsville, Alabama 35031

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JULY 7, 2005

INTRODUCTION

General

This Proxy Statement is furnished to stockholders of Community Bancshares, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2005 Annual Meeting of Stockholders and at any reconvened meeting following any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, July 7, 2005, at 10:00 a.m., Central Time, at the Main Clubhouse at Limestone Springs, 3000 Colonial Drive, Oneonta, Alabama. The Annual Meeting is being held to consider and vote upon (i) the election of three Class III directors to serve until the Company’s 2008 Annual Meeting of Stockholders, (ii) the adoption of an incentive plan for the Company, and (iii) such other business and other matters as may properly come before the Annual Meeting. These proposals are described in greater detail elsewhere in this Proxy Statement.

The Board of Directors presently is not aware of any other business to be submitted to a vote of the stockholders at the Annual Meeting other than the matters described in this Proxy Statement. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the “SEC”), the persons named as proxies on the enclosed proxy card will have discretionary authority to vote in their judgment on any proposals presented by stockholders for consideration at the Annual Meeting that were submitted to the Company after April 13, 2005, which is the date that is 45 days prior to the one-year anniversary of the date that the 2004 Proxy Statement was mailed to the stockholders. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve or for good cause will not serve, and on matters incident to the conduct of the Annual Meeting.

This Proxy Statement is dated June 6, 2005 and is first being mailed to stockholders of the Company on or about June 7, 2005. A copy of the Company’s 2004 Annual Report on Form 10-K (the “Annual Report”) accompanies this Proxy Statement. Stockholders of the Company may receive additional copies of these documents by making a written request to Mr. William H. Caughran, Secretary, Community Bancshares, Inc., 68149 Highway 231 South, P.O. Box 1000, Blountsville, Alabama 35031.

Record Date

The Company’s Board of Directors has fixed the close of business on May 23, 2005 as the record date (the “Record Date”) for the determination of the Company’s stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on May 23, 2005, there were approximately 8,623,407 shares of the Company’s common stock, $.10 par value per share (“Common Stock”), issued and outstanding, which were held by approximately 2,285 stockholders of record. The Company’s stock transfer books will not be closed and shares of Common Stock may be transferred subsequent to the Record Date; however, all votes must be cast in the names of stockholders of record as of the Record Date. Each share of the Company’s Common Stock is entitled to one vote on all matters to be considered at the Annual Meeting.

Voting and Revocability of Proxies

Each holder of record of the Company’s Common Stock, as of the close of business on May 23, 2005, will be entitled to vote at the Annual Meeting. Each stockholder will be entitled to one vote on each proposal for each share of Common Stock held as of such date.

Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you own your shares in record name, you may cast your vote one of three ways:

•	Vote by Internet: You can choose to vote your shares over the Internet website listed on the enclosed proxy card. This website will give you the opportunity to make your selections and confirm that your instructions have been followed. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offers access to the Internet. If you vote via the Internet, you do not need to return the proxy card.

•	Vote By Telephone: You can also vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on the enclosed proxy card. To vote by telephone, dial the toll-free number and follow the simple recorded instructions. If you vote by telephone, you do not need to return the proxy card.

•	Vote by Mail: If you choose to vote by mail, simply mark the proxy card, and then date, sign and return it in the postage pre-paid envelope provided.

Stockholders who hold shares beneficially in street name through a nominee (such as a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

If instructions are given in any one of the three ways listed above and are received by the Company before or at the Annual Meeting, and are not revoked, then the shares of Common Stock represented thereby will be voted as specified. If no specification is made, then shares of Common Stock represented by the proxy will be voted (i) “FOR” the election of the three nominees for directors listed in the accompanying Notice of Annual Meeting of Stockholders as described below, (ii) “FOR” the adoption of an incentive plan for the Company, and (iii) in accordance with the recommendation of the Board of Directors as to any other matters which may properly come before the Annual Meeting.

A stockholder who completes and delivers a proxy card may revoke the proxy at any time before it is voted at the Annual Meeting by:

•	Properly executing and delivering a later-dated proxy (including by telephone or Internet vote);

•	Voting by ballot at the Annual Meeting; or

•	Sending a written notice of revocation to the Corporate Secretary of the Company at the address shown on the cover of this Proxy Statement.

Solicitation of Proxies

This solicitation is made by the Board of Directors of the Company. The Board of Directors urges that you vote as soon as possible and recommends that the shares of Common Stock represented by the proxy be voted “FOR” approval of Proposal 1 and Proposal 2.

The Company will bear the costs associated with this solicitation of proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying Annual Report. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company’s common stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit proxies in person or by telephone or e-mail.

Quorum and Voting Requirements

The approval of each proposal set forth in this Proxy Statement requires that a quorum be present at the Annual Meeting. Under the Delaware General Corporation Law and the Company’s Bylaws, the presence in person or by proxy of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum. For these purposes, shares of Common Stock which are present or represented by a proxy at the Annual Meeting will be counted for quorum purposes, regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter (an “abstention”) or whether a broker with discretionary authority fails to exercise its discretionary voting authority (a “broker non-vote”) with respect to any particular matter. Abstentions will in effect count as votes against approval of actions to be taken at the Annual Meeting, other than with respect to the election of directors. Broker non-votes will not have an effect on the outcome of the election of directors or the approval of any other action the Company presently is aware to be considered at the Annual Meeting.

As to Proposal 1, each director nominee standing for election must be elected by a “plurality” of the votes cast at the Annual Meeting. This means that the three director nominees receiving the most votes will be elected. Shares not voted, and properly voted proxies to “withhold authority,” will result in a nominee receiving fewer votes, but will not be treated as votes against a nominee.

As to Proposal 2, the adoption of the 2005 Incentive Plan must be approved by the affirmative vote of a majority of the total number of outstanding shares of the Company’s Common Stock entitled to vote and actually voting at the Annual Meeting. If you abstain from voting on Proposal 2, your abstention will have the same effect as a vote against the proposal.

Any other action to be taken at the Annual Meeting must be approved by the vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, unless otherwise provided in the Company’s Certificate of Incorporation or Bylaws, or by the Delaware General Corporation Law.

Adjournment

In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum and reconvene the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

The Certificate of Incorporation and Bylaws of the Company provide for a classified Board of Directors consisting of three classes, with the three-year term of office of each class expiring in successive years, and for the number of directors to be fixed from time to time by the vote of the directors. The current number of directors has been fixed at nine.

The terms of the Company’s three currently serving Class III directors expire at the Annual Meeting. The terms of the Class I and Class II directors will expire in 2006 and 2007, respectively. Each of the Class III directors elected at the Annual Meeting will serve a three-year term expiring at the 2008 Annual Meeting of Stockholders and until his respective successor is elected and qualified. A director of the Company is elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote.

Election of Directors

The Board of Directors has nominated Messrs. Kenneth K. Campbell, Patrick M. Frawley and Michael A. Tarpley for election as Class III directors, based upon the recommendation of the Nominating Committee. Messrs. Campbell, Frawley and Tarpley are currently serving as Class III directors whose terms will expire at the Annual Meeting.

Information Relating to Directors, Executive Officers and Nominees

The following table sets forth, as to each director or nominee, (i) his or her name; (ii) his or her age at May 1, 2005; (iii) the date he or she was first elected as a director; (iv) a description of the positions he or she holds with the Company and each of its subsidiaries; and (v) his or her principal occupation during the past five years. Additional information relating to the directors, executive officers and nominees may be found below under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” “Certain Relationships and Related Transactions” and “Legal Proceedings.”

Name, Age and Positions Held with the Company and Subsidiaries	Director of Company Since	Principal Occupation During Past Five Years

Nominees for Class III Directors with Terms Expiring in 2008

Kenneth K. Campbell (60) Director of Community Bancshares, Community Bank, 1st Community Credit Corporation, Community Appraisals, Inc., Community Insurance Corp. and Southern Select Insurance, Inc.	2003	(Retired) President of Birmingham Communications and Electronics, Inc. (wireless telephone), Birmingham, Alabama

Patrick M. Frawley (53) Chairman, President and Chief Executive Officer of Community Bancshares; Chairman and Chief Executive Officer of Community Bank; Chairman of 1st Community Credit Corporation, Community Appraisals, Inc., Community Insurance Corp., and Southern Select Insurance, Inc.; Vice President of Community Funding Corporation	2003	Chairman, President and Chief Executive Officer of Community Bancshares (2003 –Present); Chairman and Chief Executive Officer of Community Bank (2003 – Present); Senior Vice President of Community Bank (2002 – 2003); Director of Regulatory Relations for Bank of America (1991 – 2002)

Michael A. Tarpley (49) Director of Community Bancshares, Community Bank, 1st Community Credit Corporation, Community Appraisals, Inc., Community Insurance Corp. and Southern Select Insurance, Inc.	2004	Realtor and real estate developer, Hartselle, Alabama; Partner in Faithway Feed Company (farm supplies), Guntersville, Alabama (2003-2004); Territory Manager for Pennington Seed, Inc. (lawn and garden supplies), Cullman, Alabama (1997-2003)

Name, Age and Positions Held with the Company and Subsidiaries	Director of Company Since	Principal Occupation During Past Five Years

Current Class I Directors with Terms Expiring in 2006

Roy B. Jackson (70) Director of Community Bancshares, Community Bank, 1st Community Credit Corporation, Community Appraisals, Inc., Community Insurance Corp. and Southern Select Insurance, Inc.	1999	(Retired) Owner-Operator of Jackson Farm & Garden Center, Minor Hill, Tennessee

Stacey W. Mann (52) Director of Community Bancshares (1); Director and President of Community Bank; Director of 1st Community Credit Corporation, Community Appraisals, Inc., Community Insurance Corp., Southern Select Insurance Inc., and Community Funding Corporation; Vice President of Community Funding Corporation	2003	President of Community Bank (2003 – Present); Executive Vice President and Chief Operating Officer of Community Bank (2001 – 2003); Area Executive Vice President of Community Bank (1997 – 2001)

Jimmie Trotter (67) Director of Community Bancshares, Community Bank, 1st Community Credit Corporation, Community Appraisals, Inc., Community Insurance Corp. and Southern Select Insurance, Inc.	2000	(Retired) Principal of Mortimer Jordan High School, Morris, Alabama

Current Class II Directors with Terms Expiring in 2007

Glynn Debter (70) Director of Community Bancshares, Community Bank, 1st Community Credit Corporation, Community Appraisals, Inc., Community Insurance Corp. and Southern Select Insurance, Inc.	1996	Owner-operator of Debter Farms (cattle breeding), Horton, Alabama

John J. Lewis, Jr. (57) Director of Community Bancshares, Community Bank, 1st Community Credit Corporation, Community Appraisals, Inc., Community Insurance Corp. and Southern Select Insurance, Inc.	1997	Production Planning Manager for Tyson Foods, Inc. (food processing), Blountsville, Alabama

Terry G. Sanderson (45) Director of Community Bancshares, Community Bank, 1st Community Credit Corporation, Community Appraisals, Inc., Community Insurance Corp. and Southern Select Insurance, Inc.	2004	Certified Public Accountant, Huntsville, Alabama

(1)	Mr. Mann previously was a director of the Company during 1997 and 1998 and again from June 2001 through February 2002.

Name, Age and Positions Held with the Company and Subsidiaries	Officer of Company Since	Principal Occupation During Past Five Years

Named Executive Officers of the Company Who are Not Directors

John W. Brothers (54) Chief Operating Officer of Community Bank; Director of 1st Community Credit Corporation, Community Insurance Corp. and Southern Select Insurance, Inc.	2003	Chief Operating Officer of Community Bank (2004 – present); Director of Strategic Planning and Growth of Community Bank (2003 – 2004); Director of Financial Planning, Mergers and Acquisitions of Acosta Marketing, Jacksonville, Florida (2000 – 2003); Chief Financial Officer and Controller of Auto Group of Bank of America, Charlotte, North Carolina (1993 – 2000)

William H. Caughran (48) General Counsel and Corporate Secretary of Community Bancshares and Community Bank	1998	General Counsel and Corporate Secretary of Community Bancshares (2002, 2003 – Present); General Counsel of Community Bank (1998 – 2002, 2003 – Present); Corporate Secretary of Community Bank (2002, 2003 – Present); Associate Counsel of AmSouth Bank, Birmingham, Alabama (1986-1998)

Kerri C. Kinney (35) Chief Financial Officer of Community Bancshares and Community Bank	2001	Chief Financial Officer of Community Bancshares and Community Bank (2001 – Present); Senior Risk Consultant for Compass Bank, Birmingham, Alabama (2001); Chief Accounting Officer of Frontier National Corporation, Sylacauga, Alabama (1998 – 2000); Chief Financial Officer of Frontier National Bank, Lanett, Alabama (1997 – 2000); Vice President and Controller of The County Bank, Greenwood, South Carolina (1993 – 1997)

Recommendation and Required Vote

Proposal 1, relating to the election of nominees as directors, requires the affirmative vote of the holders of shares of common stock representing a “plurality” of the votes cast at the Annual Meeting at which a quorum is present to be approved. This means that the three director nominees receiving the most votes will be elected. Shares not voted, and properly voted proxies to “withhold authority,” will result in a nominee receiving fewer votes, but will not be treated as votes against a nominee. The persons named in the enclosed proxy card will vote for the election of the nominees unless authority to vote for one or more nominees is withheld. Each nominee has consented to serve as a director if elected. However, if prior to the Annual Meeting, any person proposed for election as a director is unavailable to serve or for good cause cannot serve, the shares of all valid proxies may be voted for the election of such substitute as the members of the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

PROPOSAL 2 – ADOPTION OF THE 2005 INCENTIVE PLAN

On April 26, 2005, the board of directors adopted, subject to stockholder approval at the Annual Meeting, the Community Bancshares, Inc. 2005 Incentive Plan (the “2005 Incentive Plan”). The plan will become effective as of the date it is approved by the stockholders.

As of April 26, 2005, there were approximately 375 of the Company’s employees, officers, directors and consultants eligible to participate in the 2005 Plan.

A summary of the 2005 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Exhibit A.

Summary of the Plan

Purpose. The purpose of the 2005 Incentive Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of its employees, officers, directors and consultants to those of our stockholders and by providing such persons with an incentive for outstanding performance.

Permissible Awards. The plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code (the “Code”);

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share of common stock on the date of exercise over the grant price;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the compensation committee;

•	restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance criteria;

•	deferred stock units, which represent the vested right to receive shares of common stock (or an equivalent value in cash or other property) in the future;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying an award; and

•	other stock-based awards in the discretion of the compensation committee, including unrestricted stock grants.

Shares Available for Awards. Subject to adjustment as provided in the plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the plan is 600,000. The maximum number of shares of common stock that may be issued upon the exercise of incentive stock options granted under the plan is 600,000.

Limitations on Awards. The maximum number of shares of common stock that may be covered by options and stock appreciation rights granted under the plan to any one person during any one calendar year is 300,000. The maximum aggregate grant with respect to awards of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards under the plan (other than options or stock appreciation rights) that may be granted to any one person during any one calendar year is 300,000. The aggregate maximum dollar value of any performance-based cash award or other cash-based award that may be paid to any one participant during any one calendar year under the plan is $1,000,000.

Administration. The plan will be administered by the compensation committee. The compensation committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. The board of directors may at any time administer the plan. If it does so, it will have all the powers of the compensation committee under the plan.

Performance Goals. All options and stock appreciation rights granted under the plan will be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The compensation committee may designate any other award granted under the plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the compensation committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, affiliate, department or function within the company or an affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Planning accuracy (as measured by comparing planned results to actual results)

The compensation committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the compensation committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the compensation committee may, but need not, permit other transfers where the compensation committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to quality as such, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable awards. A participant may, in the manner determined by the committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death or disability, all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on his or her outstanding awards will lapse, and the target payout opportunities attainable under such participant’s outstanding performance-based awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there will be a prorata payout to the participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination.

Unless otherwise provided in an award certificate, if a participant’s employment is terminated without cause or the participant resigns for good reason within one year after the effective date of a change in control, then all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on his or her outstanding awards will lapse, and the target payout opportunities attainable under such participant’s outstanding performance-based awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there will be a prorata payout to the participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination.

In addition, the compensation committee may, in its sole discretion at any time, determine that all or a portion of a participant’s options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of a participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards held by a participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the compensation committee may, in it sole discretion declare. The compensation committee may discriminate among participants or among awards in exercising such discretion. The compensation committee may not accelerate the payment of any award if such acceleration would violate Code Section 409(A).

Adjustments. In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the compensation committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment. The board of directors or the compensation committee may, at any time and from time to time, terminate or amend the plan, but if an amendment to the plan would materially increase the benefits accruing to participants under the Plan, materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially expand the class of participants eligible to participate in the plan, materially extend the term of the plan or otherwise constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the board of directors or the compensation committee may condition any amendment on the approval the stockholders for any other reason. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant.

The compensation committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Certain Federal Tax Effects

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right under the plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. It is intended that options, stock appreciation rights, restricted stock awards and stock unit awards granted under the plan will be exempt from the application of Code Section 409A. If any award is structured in a way that would cause Code Section 409A to apply and if the requirements of 409A are not met, the taxable events as described above could apply earlier than described above and could result in the imposition of additional taxes and penalties.

Benefits to Named Executive Officers and Others

As of May 19, 2005, no awards had been granted under the 2005 Incentive Plan. Awards will be made at the discretion of the compensation committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE 2005 INCENTIVE PLAN.

ADDITIONAL INFORMATION CONCERNING

THE BOARD OF DIRECTORS AND COMMITTEES

Board Meetings and Director Attendance

The Board of Directors of the Company held 13 meetings during 2004. During 2004, all incumbent directors of the Company attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of which they were members. All of the Company’s nine directors attended the 2004 Annual Meeting of Stockholders. The Company does not have a formal policy on director attendance at its Annual Meetings of Stockholders, but strongly encourages its directors to attend the Annual Meetings of Stockholders and all meetings of the Board and committees on which the directors serve.

Committees

To assist it in its work, the Board of Directors has the following standing committees: Executive Committee, Nominating Committee, Executive Compensation Committee, Benefits Administration Committee, and Audit Committee.

Audit Committee. The members of the Audit Committee are Messrs. Kenneth K. Campbell (Chairman), Michael A. Tarpley (Vice Chairman), Glynn C. Debter, Roy B. Jackson, John J. Lewis, Jr., Terry G. Sanderson, and Jimmie A.

Trotter, all of whom are independent directors as defined in The Nasdaq Stock Market’s (“Nasdaq”) and the SEC’s rules and regulations. The Audit Committee has the responsibilities set forth in the Audit Committee Charter, which is available on the Company’s website at www.communitybankal.com. These responsibilities include reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are properly performed. The Audit Committee appoints the independent auditors, reviews and approves their audit plan and reviews with the independent auditors the results of the audit and management’s responses thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and the results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors. This committee met four times during 2004.

Executive Compensation Committee. The members of the Executive Compensation Committee are Messrs. Glynn C. Debter (Chairman), Roy B. Jackson (Vice Chairman), and Kenneth K. Campbell, all of whom are independent directors as defined in Nasdaq’s and the SEC’s rules and regulations. The Executive Compensation Committee has not adopted a written charter. The Executive Compensation Committee reviews the compensation of all officers of the Company and its subsidiaries, administers the Company’s executive compensation program, and recommends to the Board the compensation for the Chief Executive Officer and the other named executive officers. For additional information, see the material contained in this Proxy Statement under the captions “Executive Compensation” and “Executive Compensation Committee Report.” The Executive Compensation Committee met three times during 2004.

Nominating Committee. The members of the Nominating Committee are Messrs. Roy B. Jackson (Chairman), Glynn C. Debter (Vice Chairman) and Michael A. Tarpley. Each of the members is an independent director as defined in Nasdaq’s and the SEC’s rules and regulations. The Nominating Committee has adopted a Nominating Committee Charter, which is available on the Company’s website at www.communitybankal.com. The purpose of this committee is to identify individuals who are qualified to become members of the Board of Directors of the Company and recommend the nominees to the Board of Directors for consideration at the next Annual Meeting of Stockholders. Procedures whereby individual stockholders can submit recommendations of persons to be considered for nomination as a director of the Company and the Company’s process for nominating directors are described below under the caption “Director Nomination Process.” The Nominating Committee met once during 2004.

Executive Committee. The members of the Executive Committee are Messrs. Patrick M. Frawley (Chairman), Stacey W. Mann (Vice Chairman), Kenneth C. Campbell, Glynn C. Debter, and John J. Lewis, Jr. This committee has the authority, to the extent permitted by law and the Company’s Certificate of Incorporation and Bylaws, to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company. This committee met once during 2004.

Benefits Administration Committee. The members of the Benefits Administration Committee are Messrs. Patrick M. Frawley (Chairman), John J. Lewis, Jr. (Vice Chairman) and Michael A. Tarpley. This Committee administers the Company’s qualified pension benefit plans for employees. This committee held two meetings in 2004.

Independent Directors; Executive Sessions

The Company’s Board of Directors has affirmatively determined that each of Messrs. Kenneth K. Campbell, Glynn C. Debter, Roy B. Jackson, John J. Lewis, Jr., Terry G. Sanderson, Michael A. Tarpley and Jimmie A. Trotter are “independent” directors within the meaning of Nasdaq’s and the SEC’s rules and regulations. In addition to the meetings of the Company’s Board of Directors, and the committees thereof, the Company’s independent directors may from time to time meet in “executive session” – meaning that none of the Company’s officers or other directors are present – to discuss Company business. Any independent director may call an executive session of the independent directors at any time.

Director Nomination Process

The Nominating Committee reviews and makes recommendations to the Board of Directors regarding the composition, size and organization of the Board so that the Board consists of members with the proper expertise, skills, attributes and professional and personal backgrounds needed by the Company. The Nominating Committee has not adopted any specific minimum qualifications that must be met by a nominee or any specific qualities or skills that are necessary for one or more of the directors to possess. However, the Directors Policy adopted by the Board of Directors contains a number of provisions limiting service as a director. The Nominating Committee would not nominate an individual whose service as a director would violate any of the following provisions of the Directors Policy:

•	the director must not be older than the mandatory retirement age of 72;

•	the director’s health, business or conflicts of interest must not prevent the director from performing the normal, usual and customary responsibilities of a director;

•	the director’s personal financial situation must not erode public confidence in the director’s ability to effectively manage a financial institution;

•	extensions of credit by Community Bank to the director or the director’s affiliates must not be classified substandard or lower for more than 90 days;

•	the director must not be engaged in litigation adverse to the Company or its affiliates; and

•	transactions between the director and the Company must be on an arm’s-length basis and on terms no more favorable to the director than a similar transaction with an independent third party.

The Nominating Committee has no specifically defined process for identifying and evaluating nominees. Historically, candidates for Board membership have been identified and recommended by current Board members and have usually served as advisory directors of Community Bank in the communities in which Community Bank has offices. The Company may from time to time engage a third party to identify or evaluate, or assist in identifying or evaluating, potential nominees. During 2004, the Company did not pay a fee to any third party for such service. The Nominating Committee will consider candidates suggested by current directors and executive officers, stockholders and third party search firms, if employed.

A stockholder may recommend a director nominee if the stockholder has continuously held for at least one year prior to the submission of a recommendation at least $2,000 in market value or one percent of the Company’s stock entitled to vote for the election of directors. A stockholder must submit the name and qualifications of the candidate that the stockholder wishes to recommend to the Company’s Nominating Committee at the following address: Community Bancshares, Inc., 68149 Highway 231 South, P.O. Box 1000, Blountsville, Alabama, 35031, Attention: Mr. William H. Caughran. The Nominating Committee will consider candidates recommended by a stockholder only if the stockholder follows the procedures set forth in the Company’s Bylaws and applicable rules and regulations of the SEC. Stockholder recommendations for nomination must be submitted in writing to the Company’s Secretary not less than 120 days, and not more than 180 days, before the one-year anniversary of the date that the Company mailed the Proxy Statement for the previous year to stockholders.

Recommendations submitted by a stockholder must provide the name, age, business address, residence address, principal occupation, and number of shares of the Company’s Common Stock beneficially owned by each proposed nominee as well as any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A of Regulation 14A promulgated by the SEC under Section 14(a) of the Securities Exchange Act of 1934. The stockholder must also submit with respect to each proposed nominee a fully completed Federal Reserve Form FR 2081 and a fingerprint card together with such information as the Company’s regulators may require. The notice must also contain the name, record address and number of shares of the Company’s Common Stock beneficially owned by the stockholder delivering the recommendation.

All recommendations will be brought to the attention of the Company’s Nominating Committee, which may solicit additional information from the recommending stockholder or the candidate. Candidates for director recommended by stockholders are afforded the same consideration as candidates for director that are identified by the Company’s directors or executive officers or by third party search firms.

Communications Between Stockholders and the Board of Directors

The Company’s Board of Directors is accountable to stockholders and wishes to provide a means for stockholders to communicate with directors. Stockholders desiring to communicate with the Board of Directors, a Board Committee, the independent directors or any other group of directors, or any individual director may do so by sending written communications addressed to the Board of Directors, a Board Committee, the independent directors or any other group of directors, or any individual director at the following address: Community Bancshares, Inc., P.O. Box 1000, Blountsville, Alabama 35031, Attention: Mr. William H. Caughran. All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors at the next regular Board meeting.

Certain Relationships and Related Transactions

Community Bank has from time to time made loans to certain of the Company’s and Community Bank’s directors and executive officers, and members of their immediate families. Except as noted below, all such loans are made in the ordinary course of business on substantially the same credit terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not represent more than a normal risk of collection or present other features unfavorable to Community Bank or the Company.

Community Bank maintains a program whereby each of its full-time employees is eligible for a discount of up to 1% in the rate of interest charged on a loan from Community Bank. Federal banking regulations permit executive officers of Community Bank to participate in this program. In addition, Community Bank maintains a program for executive officers and other of its employees who are required by Community Bank to relocate within its market area in connection with their employment with Community Bank. Under this program, each of these employees is eligible for a 5% annual interest rate on first mortgage real estate loans from Community Bank.

The largest aggregate amount of loans to directors and executive officers of the Company and members of their immediate families outstanding at any time during 2004 under these two programs was approximately $816,145. As of March 18, 2005, the total outstanding balance of loans by Community Bank to directors and executive officers of the Company and members of their immediate families under these two programs was approximately $539,130.

At December 31, 2004, the total outstanding balance of indebtedness incurred by the Company’s Employee Stock Ownership Plan or “ESOP” to purchase shares of common stock was approximately $1,545,525. This indebtedness, which was owed to the Company, and was secured by a pledge of 106,092 shares of Common Stock that have not been allocated by the ESOP, was guaranteed by the Company.

Compensation of Directors

During 2004, non-employee directors of the Company were paid a fee of $500 for each quarterly meeting of the Board of Directors. Non-employee members of the Company’s Executive Committee, Nominating Committee, Executive Compensation Committee, Audit Committee and Benefits Administration Committee received a fee of $250 per meeting. Non-employee directors of the Company who are also directors of Community Bank received a monthly fee of $1,500, plus $500 per meeting held in excess of one per month. Non-employee directors of First Community Credit, Community Appraisals and Community Insurance received a quarterly fee of $500. Non-employee members of Community Bank’s Executive Committee, Audit Committee and Asset Quality Committee received $250 per meeting. Non-employee members of Community Bank’s Directors Credit Committee received a monthly fee of $500.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 24, 2005, with respect to ownership of shares of Common Stock by each of the Company’s directors, the Company’s executive officers, and all directors and executive officers of the Company as a group, and each other person or group that is known by the Company, based solely upon a review of filings made with the SEC, to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

	Shares of Common Stock Beneficially Owned (1)						Percentage of Total Shares Outstanding
Person, Group or Entity	Sole Power (2)		Shared Power (3)		Total
I. Directors, Nominees and Executive Officers

Kenneth K. Campbell	122,178	(4)	3,600		125,778		1.48%

Glynn Debter	100,400	(5)	16,611		117,011		1.37%

Patrick M. Frawley	253,897	(6)	106,092		359,989		4.23%

Roy B. Jackson	101,500	(7)	6,600		108,100		1.27%

John J. Lewis, Jr.	143,390	(8)	107,292		250,682		2.94%

Stacey W. Mann	168,571	(9)	4,155		172,726		2.03%

Terry G. Sanderson	27,977	(10)	405		28,382		*

Michael A. Tarpley	28,472	(11)	106,592		135,064		1.59%

Jimmie Trotter	102,000	(12)	4,014		106,014		1.24%

Kerri C. Kinney	58,907	(13)	—		58,907		*

John W. Brothers	55,000	(14)	2,000		57,000		*

William H. Caughran	70,931	(15)	3,274		74,205		*

All Company directors, nominees for directors and executive officers as a group

(12 persons)	1,233,223		148,451		1,381,674		16.22%

II. Five Percent or Greater Stockholders

North Star Trust Corporation, as Trustee of the Community Bancshares, Inc. Employee Stock Ownership Plan 500 West Madison Street, Suite 3800 Chicago, Illinois 60661	—		518,742	(16)	518,742	(16)	6.09%

Riggs Qualified Partners, LLC (17) 4324 Central Avenue Western Springs, Illinois 60558	668,000	—	668,000	7.84%

Philip J. Timyan (17) 4324 Central Avenue Western Springs, Illinois 60558	668,000	11,500	679,500	7.98%

Spence Limited, L.P., Financial Junk, LLC, John Wilson Spence, III and Gerald J. Bruner (17) P.O. Box 505 Blakely, Georgia 39823-0505	—	747,570	747,570	8.77%

Jeffrey A. Miller and Eric D. Jacobs (17) P.O. Box 26039 Gallows Bay Station Christiansted, St. Croix, USVI 00824	—	647,355	647,355	7.60%

Stilwell Value Partners IV, Stilwell Associates, L.P. Stilwell Value LLC and Joseph Stilwell (17) 26 Broadway Street, 23rd Floor New York, New York 10004	—	723,831	723,831	8.50%

*	Less than 1%.

(1)	The number of shares reflected includes shares which, under applicable SEC regulations, are deemed to be beneficially owned, including shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person which are currently exercisable, or which will become exercisable within 60 days following March 24, 2005, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The total number of shares beneficially owned is divided, where applicable, into two categories: (i) shares as to which voting/investment power is held solely, and (ii) shares as to which voting/investment power is shared.

(2)	Unless otherwise specified in the following footnotes, if a beneficial owner is shown as having sole power, the owner has sole voting as well as sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power as well as shared investment power. Some individuals are shown as beneficial owners of shares held by the Company’s ESOP. The individual has sole power to direct the ESOP trustee as to the manner in which shares allocated to the individual’s account under the ESOP are to be voted. The individual has no direct power of disposition with respect to shares allocated to the individual’s account, except to request a distribution under the terms of the ESOP. The ESOP record keeper has not completed the allocation as of December 31, 2004, so the number of shares shown as allocated to an individual’s account are as of December 31, 2003.

(3)	This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee, executive officer or 5% stockholder. In the cases of Messrs, Frawley, Lewis and Tarpley, this column includes 106,092 shares which are held by the ESOP and which have not been allocated to any participant account. These individuals serve as members of the Administrative Committee of the ESOP and have investment authority over the unallocated shares, but each individual disclaims any beneficial ownership with respect to such unallocated shares.

(4)	Includes 75,000 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options.

(5)	Includes 100,000 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options.

(6)	Includes 250,000 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options and 2,897 shares allocated to Mr. Frawley’s ESOP account as of December 31, 2003.

(7)	Includes 100,000 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options.

(8)	Includes 100,000 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options and 19,868 shares held by an estate of which Mr. Lewis is the executor and a beneficiary.

(9)	Includes 142,500 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options and 19,425 shares allocated to Mr. Mann’s ESOP account as of December 31, 2003.

(10)	Includes 25,000 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options.

(11)	Includes 25,000 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options.

(12)	Includes 100,000 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options.

(13)	Includes 55,500 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options and 2,907 shares allocated to Ms. Kinney’s ESOP account as of December 31, 2003.

(14)	Includes 55,000 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options.

(15)	Includes 67,500 shares which could be acquired within 60 days following March 24, 2005 pursuant to stock options and 2,897 shares allocated to Mr. Caughran’s ESOP account as of December 31, 2003.

(16)	Participants in the ESOP have the power to direct the ESOP trustee how to vote shares allocated to their individual accounts. Any unallocated shares, and any allocated shares with respect to which voting instructions are not received from a participant, will be voted by the appropriate ESOP fiduciary in its discretion.

(17)	Information about this individual or group was obtained from a Schedule 13D or 13G, filed by such individual or group with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of the Company’s common stock to file with the SEC on a timely basis initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed and the Company is required to disclose any failure to file on a timely basis reports that were required for 2004 or prior fiscal years.

The Company is not aware of any instance during 2004 in which any director or executive officer of the Company or any person who beneficially owned more than ten percent of the Company’s common stock failed to make a timely filing required by Section 16(a) of the Exchange Act. The Company has relied on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

AUDIT COMMITTEE REPORT

The Audit Committee monitors the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written Charter adopted by the Board of Directors and the Audit Committee during the fourth quarter of 2003 that complies with the requirements of the Sarbanes-Oxley Act of 2002 and the SEC rules promulgated thereunder, as well as certain of the Nasdaq governance standards applicable to the Company. A copy of the Audit Committee Charter is available on the Company’s website at www.communitybankal.com.

The Audit Committee consists of seven directors, each of whom is independent as defined in the Nasdaq and SEC rules. None of the Audit Committee members is or has been an officer or employee of the Company or any of its subsidiaries, has engaged in any nonexempt business transaction or has any nonexempt business or family relationship with the Company or any of its subsidiaries or affiliates, other than in the ordinary course of business. The Company’s Board of Directors has determined that the Company presently has one Audit Committee financial expert serving on its Audit Committee. Terry G. Sanderson, a certified public accountant, is the Audit Committee financial expert under Item 401(h) of Regulation S-K.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee monitors the integrity of the Company’s financial reporting process and system of internal controls as well as the independence and performance of the Company’s independent auditors and internal auditors. The Audit Committee also appoints or recommends annually to the Board of Directors the accountants to serve as the Company’s independent auditors for the coming year. The Audit Committee pre-approves all of the professional services that are provided by the Company’s independent auditors.

The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities. To carry out its responsibilities, the Audit Committee met four times in 2004 and once to date in 2005. In fulfilling its responsibilities, the Audit Committee:

•	Reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2004 and determined that the Company’s internal controls were adequate for preparation of the financial statements;

•	Discussed with the Company’s independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees; and

•	Received the written disclosures and the letter from the Company’s independent auditors regarding the auditors’ independence as required by Independence Standards Board Standard No. 1, and discussed with the Company’s independent auditors their independence.

Based on the Audit Committee’s review of the Company’s audited financial statements for the year ended December 31, 2004 and its discussions with management and the Company’s independent auditors as described above and in reliance thereon, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

By the Audit Committee:

Kenneth K. Campbell (Chairman)

Michael A. Tarpley (Vice Chairman)

Glynn C. Debter

Roy B. Jackson

John J. Lewis, Jr.

Terry G. Sanderson

Jimmie A. Trotter

EXECUTIVE COMPENSATION

General

Executive officers are appointed annually by the respective Boards of Directors of the Company and the Bank following the Annual Meetings of Stockholders, to serve until the next Annual Meeting of Stockholders and until their successors are chosen and qualified.

Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s chief executive officer and other executive officers who make in excess of $100,000 per year. The disclosure requirements for these named executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

The following report reflects the Company’s compensation philosophy, as endorsed by the Board of Directors of each of the Company, Community Bank and the other subsidiaries of the Company, as well as the Executive Compensation Committee, and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting the report. The Executive Compensation Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of the Company and its subsidiaries.

Compensation Committee Interlocks and Insider Participation

Mr. Glynn C. Debter, Chairman, Mr. Roy B. Jackson, Vice Chairman, and Mr. Kenneth K. Campbell currently serve as members of the Executive Compensation Committee of the Company’s Board of Directors. None of Messrs. Debter, Jackson or Campbell are, or were previously, officers or employees of the Company or any of its subsidiaries.

EXECUTIVE COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Overview

The Company’s Executive Compensation Committee (the “Compensation Committee”) is responsible for establishing and administering the Company’s executive compensation program. The Compensation Committee also makes recommendations regarding executive compensation to the Board of Directors, which has responsibility for the final approval of the compensation of each executive officer, including the named executive officers identified in the Summary Compensation Table below. The named executive officers do not participate in the Board of Directors’ review and determination of their compensation or in the Compensation Committee’s review and recommendation of their compensation.

The Company’s executive compensation program is designed to attract, reward, retain and motivate executive officers who will provide strong leadership necessary for the Company to achieve superior financial performance and stockholder return, and who will be an integral part of the communities that the Company serves. During 2004, the Company’s executive compensation program consisted of base salary, short-term incentives (cash bonuses) and long-term incentives (stock options). Executive officers also receive various perquisites comparable to those made available to executive officers of other financial institutions, as well as retirement and other employee benefits that are generally available to employees of the Company and its subsidiaries.

Executive Compensation Program

Base Compensation

Base salary provides the foundation for the Company’s executive compensation program. The purpose of the base salary paid to executives is to compensate the executive for performing the basic duties that he or she is expected to perform. Salaries are typically reviewed and adjusted yearly.

In determining the base salary for a particular executive officer, the Compensation Committee performs a subjective evaluation focusing on two factors: (i) the officer’s individual performance and (ii) performance of the Company and business unit or units of the Company for which the officer is responsible. The Compensation Committee does not assign any relative or specific weights to these factors, and individual members of the Compensation Committee may weigh each factor differently.

Individual Performance. In determining its recommended compensation for each executive officer of the Company, the Compensation Committee considers the officer’s individual performance during the prior year. Individual performance is generally evaluated by reference to the executive officer’s annual performance review, in which the officer is subjectively graded by his or her superiors on various specified criteria, including leadership skills and management ability.

Company Performance. The Compensation Committee also considers the performance during the prior year of the Company and the branch, branches or other business unit or units of the Company for which the executive officer is responsible. For example, in determining the compensation for the Chief Executive Officer of the Company, the Compensation Committee reviews the performance of the entire Company, on a consolidated basis, and in determining the compensation for the President of Community Bank, the Compensation Committee reviews the performance of Community Bank as a whole. The Compensation Committee subjectively evaluates the performance by the business units with respect to those criteria that the Compensation Committee believes to be relevant in assessing the units’ performance. The Compensation Committee generally focuses on the following four criteria, to the extent applicable, in assessing each unit’s performance: (i) growth in loan portfolio; (ii) growth in deposits; (iii) net profit; and (iv) charge-offs and loan losses.

Based on these and other factors that the Compensation Committee and its members may deem to be relevant, the Compensation Committee determines the base compensation of each executive officer and makes its recommendations to the Board of Directors. The Board of Directors then considers the Compensation Committee’s recommendations, and may elect to decrease, increase or approve the compensation recommended by the Compensation Committee. During 2004, the annual base salary of executive officers generally remained unchanged from 2003 due to the Company’s performance during 2003. Consequently, the annual base salaries of the following executive officers were frozen at the following amounts for the 2004 fiscal year: Patrick M. Frawley $300,000; Stacey W. Mann $220,000; William H. Caughran $155,000; and Kerri C. Kinney $150,000. The annual base salary of John W. Brothers was increased from $125,000 to $143,750 during 2004 in recognition of the additional duties he assumed as Chief Operating Officer of Community Bank.

Annual Bonuses

The Company has, to a limited extent, provided short-term incentives to executive officers in the form of a cash bonus in recognition of outstanding individual performance and/or business unit performance. On October 26, 2004, the Board of Directors awarded bonuses to certain senior officers, including the named executive officers, of the Company in recognition of the improvements in the Company’s financial performance achieved in the first three quarters of 2004, including a significant increase in net income and a significant decrease in nonperforming assets from the same period in 2003. The amounts of the bonuses for the named executive officers are as follows: Mr. Frawley $5,124; Mr. Mann $3,757; Mr. Caughran $2,647; Mrs. Kinney $2,562; and Mr. Brothers $2,455.

Long-Term Incentives

The purpose of long-term incentives is to recognize the performance of the Company over time and to motivate long-term, strategic thinking among executives. The grant of stock options is a common method of incentive compensation for financial institutions and other publicly held companies and allows the Company to be competitive with other employers. During 2004, the Company granted stock options to its directors and certain officers because, among other reasons, the Compensation Committee believes stock options properly align executive pay with stockholders’ interests. The number of options granted to a particular executive officer generally reflects the officer’s position within the Company, the Compensation Committee’s subjective evaluation of the officer’s performance and contribution to the Company, and the Compensation Committee’s analysis of the value of the options awarded (using a standard methodology for valuing options). During 2004, the Company granted options to each of Patrick M. Frawley, Stacey W. Mann, Kerri C. Kinney, William Caughran, John W. Brothers and certain other senior officers of the Company, with an exercise price equal to 100% of the fair market value of the Common Stock on the date that the options were granted, as determined by the Board of Directors.

Chief Executive Officer Compensation

As described in the section of this proxy statement entitled “Employment Agreements and Change in Control Agreements,” the Company entered into an employment agreement with Patrick M. Frawley with respect to his services as President and Chief Executive Officer in March 2005. Due to the Company’s financial performance during 2003, the Compensation Committee determined that the 2004 compensation of Mr. Frawley, would remain unchanged from his compensation for 2003. However, on October 26, 2004, in recognition of the improvements in the Company’s financial performance during the first three quarters of 2004, the Board of Directors authorized the payment of a cash bonus in the amount of $5,124 to Mr. Frawley. Mr. Frawley was provided reimbursements for temporary housing and relocation expenses during 2004. The Company will not incur any temporary housing expenses for Mr. Frawley in 2005, but will incur some additional relocation expenses as Mr. Frawley completes the relocation of his residence to North Alabama in 2005.

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows the deduction for certain compensation in excess of $1 million paid to certain executive officers of the Company, unless the compensation qualifies as “performance-based” as defined in the Code and applicable regulations. Compensation during 2004 to the named executive officers is fully deductible because such compensation is not in excess of $1 million.

By the Executive Compensation Committee:

Glynn C. Debter (Chairman)

Roy B. Jackson (Vice Chairman)

Kenneth K. Campbell

Summary of Cash and Certain Other Compensation

The following table provides information concerning compensation paid or accrued by the Company for services rendered in all capacities during 2004, 2003 and 2002 for the Company’s Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during 2004 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards		All Other Compensation (1)
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation		Securities Underlying Options
Patrick M. Frawley Chairman, Chief Executive Officer and President	2004 2003 2002	$300,000 297,577 175,782	(2)	5,124 — —	59,905 35,451 24,854	(3) (3) (3)	75,000 150,000 —		17,599 16,993 —

Stacey W. Mann President of Community Bank	2004 2003 2002	$220,000 213,386 200,000		3,757 — —	— — —		40,000 40,000 12,500		17,599 18,793 —

William H. Caughran General Counsel	2004 2003 2002	$155,000 122,212 114,925		2,647 — —	— — —		20,000 27,500 12,500	(5)	13,512 10,384 —

Kerri C. Kinney Chief Financial Officer	2004 2003 2002	$150,000 149,359 126,200		2,562 — —	— 16,425 —	(3)	20,000 27,500 —		13,084 12,691 8,073

John W. Brothers Chief Operating Officer of Community Bank	2004 2003 2002	134,375 105,813 —	(4)	2,455 —	— 23,407 —	(3)	20,000 15,000 —		11,739 — —

(1)	Amounts shown in this column for the fiscal year ended December 31, 2004 include contributions by the Company to the Company’s ESOP and 401(k) plan, respectively, as follows: Patrick M. Frawley $9,399 and $8,200; Stacey W. Mann $9,399 and $8,200; William H. Caughran $7,206 and $6,306; Kerri C. Kinney $6,982 and $6,102; and John W. Brothers $6,266 and $5,473. ESOP contributions for 2004 are estimated because the allocations for the 2004 plan year have not been completed by the plan record keeper. Amounts shown in this column for the fiscal year ended December 31, 2003 include life insurance premiums paid by the Company and contributions by the Company to the Company’s ESOP as follows: Patrick M. Frawley $0 and $16,993; Stacey W. Mann $1,800 and $16,993; William H. Caughran $0 and $10,384; Kerri C. Kinney $0 and $12, 691; and John W. Brothers $0 and $0. Amounts shown in this column for the fiscal year ended December 31, 2002 include life insurance premiums paid by the Company and contributions by the Company to the Company’s ESOP, respectively, as follows: Patrick M. Frawley $0 and $0; Stacey W. Mann 1,800 and $7,089; William H. Caughran $0 and $0; Kerri C. Kinney $3,600 and $4,473; and John W. Brothers $0 and $0.

(2)	Mr. Frawley’s employment by Community Bank was subject to regulatory approval, which was obtained on May 30, 2002. Mr. Frawley was an independent contractor from March 1, 2002 until June 10, 2002. The amount shown in the table for 2002 includes $56,875 paid to Mr. Frawley as an independent contractor and $118,907 paid to him as an officer of Community Bank.

(3)	Includes for 2004, 2003 and 2002, respectively, for Patrick M. Frawley $3,423, $3,383 and $0 with respect to social club dues, $7,359, $6,821 and $4,083 with respect to usage of a Company-owned automobile, $22,854, $25,247 and $20,771 with respect to expenses related to temporary housing and $26,268, $0 and $0 with respect to relocation expenses. Also includes for 2002 for Kerri C. Kinney $5,432 with respect to social club dues, $7,000 with respect to usage of a Company-owned automobile, and $3,993 with respect to discounted interest rates through participation in Community Bank’s employee loan program. Also includes for 2003 for John W. Brothers $1,938 with respect to usage of a company-owned automobile, $11,103 with respect to expenses related to temporary housing, $10,000 with respect to moving expenses and $366 with respect to discounted interest rates through participation in Community Bank’s employee loan program.

(4)	Mr. Brothers worked at Community Bank as an independent contractor from March 3, 2003 until April 28, 2003. The amount shown in the table for 2003 includes $22,836 paid to Mr. Brothers as an independent contractor and $82,977 paid to him as a Community Bank employee.

(5)	Options granted to Mr. Caughran in 2002 expired in 2003.

Stock Options

The following table provides information concerning grants of stock options by the Company to the named executive officers during 2004:

Option Grants in Last Fiscal Year

	Individual Grants		Potential realizable value at assumed annual rates of stock price appreciation for option term (1)
Name	Number of securities underlying options granted (2)	Percent of total options granted to employees in fiscal year	Exercise price	Expiration date	5%	10%
Patrick M. Frawley	75,000	10.45%	$5.35	1/26/09	$111,000	$245,250

Stacey W. Mann	40,000	5.57	5.35	1/26/09	59,200	130,800

William H. Caughran	20,000	2.79	5.35	1/26/09	29,600	65,400

Kerri C. Kinney	20,000	2.79	5.35	1/26/09	29,600	65,400

John W. Brothers	20,000	2.79	5.35	1/26/09	29,600	65,400

(1)	Amounts represent hypothetical gains that could be achieved for the respective options at the end of the option term. The assumed 5% and 10% rates of annual stock appreciation are mandated by the rules of the SEC and may not accurately reflect the appreciation of the price of the Common Stock from the grant date until the end of the option term. These assumptions are not intended to forecast future price appreciation of the Company’s Common Stock.

(2)	The options were fully vested on the date of grant.

Option Exercises and Holdings

The following table provides information concerning the exercise of stock options during 2004 by the named executive officers and the number and value of unexercised stock options held by the named executive officers at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at FY-End (3)	Value of Unexercised In- the-money Options at FY-End (2)(3)
Patrick M. Frawley	50,000	$71,500	175,000	$36,500

Stacey W. Mann	—	—	102,500	$58,400

William H. Caughran	—	—	47,500	$29,200

Kerri C. Kinney	—	—	50,500	$29,200

John W. Brothers	—	—	35,000	$29,200

(1)	“Value Realized” represents the amount equal to the excess of the fair market value (as determined by the board of directors) of the shares at the time of exercise over the exercise price.

(2)	Represents the fair market value as of December 31, 2004 ($6.81, as determined by the Board of Directors), of the underlying shares of Common Stock less the exercise price of the options.

(3)	All options are fully exercisable on the date of grant.

Retirement Plan

The following table shows the estimated annual benefits payable at normal retirement age (age 65) under Community Bancshares, Inc. Revised Pension Plan, a qualified defined benefit retirement plan, as well as under Community Bancshares Inc. Benefit Restoration Plan, a non-qualified supplemental retirement plan. This supplemental plan provides benefits that would otherwise be denied participants due to the limitations on qualified plan benefits imposed by the Internal Revenue Code. Mr. Mann is the only named executive officer who is a participant in this supplemental plan.

Pension Plan Table

	Years of Credited Service
Average Annual Compensation	10	20	30	40
$ 25,000	$ 3,750	$ 7,500	$ 11,250	$ 15,000

50,000	7,500	15,000	22,500	30,000

75,000	11,250	22,500	33,750	45,000

100,000	15,000	30,000	45,000	60,000

250,000	37,500	75,000	112,500	150,000

500,000	75,000	150,000	225,000	300,000

750,000	112,500	225,000	337,500	450,000

1,000,000	150,000	300,000	450,000	600,000

1,250,000	187,500	375,000	562,500	750,000

The benefits shown in the table above are not subject to any deduction for Social Security benefits or other offset amounts. Benefits are computed as a straight-line annuity beginning at age 65. Benefits under both plans were frozen as of December 31, 2003.

The amount of compensation covered by the combination of plans covering the named executive officers is total compensation, including bonuses, overtime or other forms of extraordinary compensation, as disclosed in the Summary Compensation Table above for years ending prior to January 1, 2004. The amount of the retirement benefit is determined by the length of the retiree’s credited service under the plans and his average monthly earnings for the five highest compensated, consecutive calendar years of the retiree’s final ten consecutive calendar years of employment with the Company and its subsidiaries. The full years of credited service under the plans for the named executive officers as of December 31, 2003 are as follows: Patrick M. Frawley: 2 years, Stacey W. Mann: 20 years, William H. Caughran: 5 years, Kerri C. Kinney: 2 years and John W. Brothers: 1 year.

Employment Agreements and Change in Control Arrangements

Employment Agreement

On March 29, 2005 Community Bank entered into an Employment Agreement with Patrick M. Frawley, its Chairman and Chief Executive Officer. The agreement has a term of three years and is automatically renewed on each anniversary of the effective date for an additional one-year period, unless Community Bank or Mr. Frawley gives notice to the other party to terminate the automatic renewals. The employment agreement contains the following material terms: (i) a base salary at least equal to his base salary on March 29, 2005, (ii) the opportunity to earn a bonus under such performance criteria as may be established by the Compensation Committee, (iii) the ability to participate in Community Bank’s employee benefit programs on the same basis as other senior executives, and (iv) certain fringe benefits, including use of a company automobile and country club memberships.

In the event Mr. Frawley’s employment is terminated by Community Bank for any reason other than death, disability, or “for cause,” (as such terms are defined in the employment agreement), Mr. Frawley shall be entitled to receive (i) a lump sum payment equal to the sum of (1) unpaid salary through the date of termination, (2) pro-rata earned or target bonus for the year of termination, (3) any accrued vacation time, and (4) any compensation previously deferred; (ii) a lump sum payment equal to the present value of (1) his monthly salary that would have been payable for the 36 months following his termination of employment but for such termination, and (2) a series of 36 monthly payments, each of which is calculated by taking one-twelfth of the average of the bonuses earned by Mr. Frawley for the two calendar years immediately preceding the year in his termination of employment occurred; (iii) continuation of health and life insurance benefits for 36 months following termination of employment at the same level and on the same terms as provided to him immediately prior to his termination of employment; (iv) full vesting and continued participation for a period of 36 months following termination of employment in certain retirement plans or, if such full vesting and continued participation is not allowed, payment by Community Bank of a lump sum supplemental benefit in lieu of full vesting and continued participation in such plans; and (v) individual career counseling and outplacement services for a reasonable period of time following termination of employment, up to a maximum cost to the Company of $5,000. Mr. Frawley is also entitled to the above severance benefits if he terminates his employment with Community Bank during the 30-day period beginning on the first anniversary of a change in control, or if he terminates his employment pursuant to an involuntary termination (as such term is defined in the employment agreement).

If any payments pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, Community Bank will provide an additional payment such that Mr. Frawley retains a net amount equal to the payments he would have retained if such excise tax had not applied.

The Change in Control Agreement which Community Bank entered into with Mr. Frawley on December 12, 2003 was terminated simultaneously with the execution of Mr. Frawley’s Employment Agreement.

Change in Control Agreements

The Company or Community Bank entered into Change in Control Agreements with each of the named executive officers, except John W. Brothers, on the following dates: Stacey W. Mann and William H. Caughran, December 4, 1999, and Kerri C. Kinney, September 18, 2001. The change in control agreement with Patrick M. Frawley, dated December 12, 2003, was terminated simultaneously with the execution of Mr. Frawley’s employment agreement.

These agreements have terms of three years and are automatically renewed unless terminated by the Company at the end of any three year term. In the event of a change in control (as defined in the agreements) of the Company, the named executive officer is entitled to receive certain severance benefits, provided the executive officer’s employment is terminated by the Company within 30 months following the change in control, unless the termination is “for cause” or by reason of the officer’s death, disability or retirement on or after age 65. The executive officer is also entitled to severance benefits if the officer terminates his or her employment with the Company within 30 months following a change in control if, among other reasons, the officer’s authority, duties, compensation or benefits have been reduced or if the officer is forced to relocate more than 50 miles from his place of employment immediately prior to the change in control. If, during the term of the agreement, a transaction is proposed which, if consummated, would constitute a change in control and (i) the officer’s employment is thereafter terminated by the Company other than for cause or by reason of the officer’s death, disability or retirement on or after age 65 and (ii) the proposed transaction is consummated within one year following the officer’s termination of employment, the change in control will be deemed to have occurred during the term of the agreement and the officer will be entitled to severance benefits. The officer is also entitled to receive severance benefits if the officer terminates employment for any reason during a 30-day period beginning 12 months after the occurrence of a change in control.

The severance benefits payable under each of these agreements are as follows: (i) a lump sum payment equal to the present value of the officer’s salary that would have been payable by the Company for the 30 months following the officer’s termination of employment but for such termination; (ii) a lump sum payment equal to the present value of a series of 30 monthly payments, which monthly payment is calculated by taking one-twelfth of the average of the bonuses earned by the officer for the two calendar years immediately preceding the year in which the officer’s termination of employment occurs; (iii) continuation of the officer’s health and life insurance benefits for 30 months following the officer’s termination of employment at the same level and on the same terms as provided to the officer immediately prior to his termination of employment; (iv) full vesting and continued participation for a period of 30 months following the officer’s termination of employment in certain retirement plans or, if such full vesting and continued participation is not allowed, payment by the Company of a lump sum supplemental benefit in lieu of full vesting and continued participation in such plans; and (v) individual career counseling and outplacement services for a reasonable period of time following the officer’s termination of employment, up to a maximum cost to the Company of $5,000 per officer.

The change in control agreements also provide that the total benefit payable to the executive officer will be calculated in accordance with one of three formulas set forth in the agreement, so as to provide the greatest total benefit after taxes, including any excise tax under Section 4999 of the Internal Revenue Code.

STOCK PERFORMANCE GRAPH

Set forth below is a graph comparing the yearly percentage change for the last five years in the cumulative total return of the Company’s Common Stock against the cumulative total return of the American Stock Exchange Major Market Index and the SNL Banking Index for financial institutions with total assets of greater than $500 million whose stocks are traded in over-the-counter bulletin board exchanges or through the “pink sheets.” It assumes that the value of the investment in the Company’s Common Stock and in each index was $100.00 and that dividends, if any, were reinvested. There is no established trading market for the Company’s Common Stock and, therefore, no reliable information is available as to the prices at which the Company’s Common Stock has traded. To the extent that cumulative total return data provided in the graph below is based in part on the price of the Company’s Common Stock at the dates indicated, such information should not be viewed as indicative of the actual or market value of the Company’s Common Stock at any time presented in the table or in the future.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Community Bancshares, Inc.	100.00	85.94	64.45	64.45	23.63	30.51
AMEX Major Market Index	100.00	94.27	91.81	80.57	99.97	110.02
SNL >$500M OTC-BB and Pink Banks	100.00	86.44	81.07	104.77	146.01	170.79

Source : SNL Financial LC, Charlottesville, VA	(434) 977-1600

The information provided under the headings “Executive Compensation Committee Report” and “Stock Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to liabilities of Section 18 of the Exchange Act and, unless specific reference is made therein to such headings, shall not be incorporated by reference to any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

General

The Company’s independent public accounting firm for the calendar years ended December 31, 2003 and 2004 was Carr, Riggs & Ingram, LLC (“CRI”). Although the Audit Committee presently intends to recommend to the Board of Directors that the Board appoint CRI as the independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2005, the Audit Committee has not yet made such a recommendation to the Board. A representative from CRI is expected to attend the Annual Meeting, have an opportunity to make a statement and be available to respond to appropriate questions.

CRI has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries, except as auditors and independent certified public accountants of the Company and its subsidiaries.

The following table shows the aggregate fees billed to the Company for professional services by CRI for fiscal years 2003 and 2004.

	Fiscal 2003	Fiscal 2004
Audit Fees (1)	$300,000	$295,000
Audit-Related Fees (2)	25,274	33,175
Tax Fees (3)	52,884	127,113
Other Fees (4)	2,945	1,400

Total	$381,103	$456,688

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the quarterly interim consolidated financial statements and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, as well as consents and assistance with, and review of, documents filed with the SEC.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” and include employee benefit plan audits, internal control reviews and attestation services under professional standards.

(3)	Tax Fees consist of fees billed for professional services rendered for tax preparation and filing, tax compliance, tax advisory services.

(4)	All Other Fees consist of fees for products and services other than the services reported above. In 2004, Other Fees related primarily to agreed upon procedures for collateral verification for the Federal Home Loan Bank of Atlanta.

Based upon the Company’s relationship with CRI, including the services and fees set forth above, the Company’s Board of Directors believes that the provision of services by CRI to the Company is compatible with maintaining the independence of CRI from the Company.

Pre-Approval Policies and Procedures

Pursuant to Company policy, all audit and permitted non-audit services must be pre-approved by the Audit Committee. All of the services described above for 2003 and 2004 were pre-approved by the Audit Committee.

LEGAL PROCEEDINGS

Background

At a June 20, 2000, meeting of the board of directors of Community Bank, one of Community Bank’s directors brought to the attention of the board of directors the total amount of money that Community Bank had paid to subcontractors in connection with the construction of a new Community Bank branch office in Guntersville, Alabama. Questions were subsequently raised about a number of Community Bank construction projects. A joint committee of the boards of directors of Community Bancshares and Community Bank conducted an investigation as did law enforcement and bank regulatory authorities. Following these investigations, the boards of directors terminated the employment of Kennon R. Patterson, Sr., former Chairman, President and Chief Executive Officer of Community Bancshares and Chairman and Chief Executive Officer of Community Bank, and Larry Bishop, former Vice President of Community Bank and the FDIC commenced administrative proceedings against Mr. Patterson and Mr. Bishop which are still pending. On March 10, 2005 Mr. Patterson and Mr. Bishop were convicted in the United States District Court for the Northern District of Alabama of conspiracy, bank fraud and causing false entries to be made in bank records. Mr. Patterson was also convicted of filing false income tax returns. Sentencing of these individuals has not yet been set.

Patterson Employment Litigation

Plaintiffs:	Community Bancshares, Inc. and Community Bank

Defendants:	Kennon R. Patterson, Sr., Community Bancshares’ former Chairman, President and Chief Executive Officer

On September 14, 2004, Community Bancshares and Community Bank filed suit against Mr. Patterson in the Circuit Court of Blount County, Alabama. Community Bancshares’ and Community Bank’s complaint:

•	alleges that Mr. Patterson breached his employment agreement with Community Bancshares by failing to faithfully perform the duties assigned to him;

•	alleges that Mr. Patterson made fraudulent misrepresentations to, or suppressed material information from, Community Bancshares and Community Bank and/or their officers, directors and agents concerning his bankruptcy, the release of mortgages which Community Bank held on his house, and payments made by Community Bancshares and Community Bank to companies owned by Mr. Patterson and members of his family;

•	alleges that Mr. Patterson removed property belonging to Community Bancshares and Community Bank following the termination of his employment; and

•	alleges that Mr. Patterson breached a duty of loyalty and other fiduciary duties owed to Community Bancshares and Community Bank.

On October 18, 2004, Mr. Patterson filed an answer and counterclaim against Community Bancshares and Community Bank. Mr. Patterson’s counterclaim:

•	alleges that Community Bancshares breached its employment agreement with Mr. Patterson by terminating his employment;

•	alleges that Community Bancshares failed to pay to Mr. Patterson compensation and benefits of $2.4 million which had allegedly accrued prior to the termination of his employment;

•	alleges that Community Bank intentionally interfered with the employment contract between Mr. Patterson and Community Bancshares by instigating, promoting, assisting in and participating in the termination of Mr. Patterson’s employment agreement; and

•	alleges that Community Bancshares falsely represented to Mr. Patterson that his employment would not be terminated until Match 31, 2008.

On January 25, 2005, Mr. Patterson filed a third-party complaint in this lawsuit against R.B. Jackson, Jimmie Trotter, Glynn Debter, John J. Lewis, Jr., Patrick M. Frawley and Powell, Goldstein, Frazer & Murphy, LLP. The third-party complaint alleges that Messrs. Jackson, Trotter, Debter and Lewis, as members of Community Bank’s Audit Committee, Powell, Goldstein, Frazier & Murphy, LLP, as the independent counsel for Community Bank’s Audit Committee, and Mr. Frawley, acting individually and in concert with one another, interfered with Mr. Patterson’s employment agreement with Community Bancshares.

Patterson ESOP Litigation

Plaintiffs:	Community Bancshares, Inc. Employee Stock Ownership Plan (the “ESOP”) and North Star Trust Company, as Trustee of the ESOP

Defendants:	Kennon R. Patterson, Sr., Community Bancshares’ former Chairman, President and Chief Executive Officer

On March 15, 2004 the Employee Stock Ownership Plan, or “ESOP,” of Community Bancshares, together with the ESOP trustee, North Star Trust Company, filed suit against Mr. Patterson in the United States District Court for the Northern District of Alabama. The ESOP’s complaint:

•	alleges that Mr. Patterson breached his fiduciary duty to the ESOP by engaging in activities which adversely affected the value of the Community Bancshares stock held by the ESOP and concealing information with respect to those activities from other ESOP fiduciaries; and

•	seeks a declaratory judgment that Mr. Patterson is not entitled to a distribution of his accrued benefits in the ESOP and that such benefits may be held and used to offset the damages which the ESOP suffered as a result of Mr. Patterson’s alleged breach of fiduciary duty.

On July 7, 2004, the Court denied Mr. Patterson’s motion to dismiss the case. On or about July 23, 2004, Mr. Patterson filed a counterclaim seeking a judgment that he is entitled to benefits from the ESOP and declaratory and injunctive relief compelling the payment of such benefits. On July 26, 2004 the Court, at Mr. Patterson’s request, stayed discovery in the case pending Mr. Patterson’s trial on criminal charges.

Patterson Benefit Restoration Plan Litigation

Plaintiff:	Kennon R. Patterson, Sr.

Defendant:	Community Bancshares, Inc. Benefit Restoration Plan

On February 17, 2005, Mr. Patterson filed suit in the United States District Court for the Northern District of Alabama to compel payment of his accrued benefits under the Community Bancshares, Inc. Benefit Restoration Plan, a nonqualified supplemental retirement plan. The complaint seeks a judgment against the plan and an order compelling the payment of benefits.

Benson Litigation

Plaintiffs:	M. Lewis Benson, Doris E. Benson, John M. Packard, Jr. and Andy C. Mann, four of Community Bancshares’ stockholders

Defendants:	Community Bancshares, Community Bank, certain of the present and former directors of Community Bancshares and Community Bank, an employee of Community Bank and two construction subcontractors previously hired by the Company

On January 31, 2005, the Circuit Court of Blount County, Alabama approved a pro tanto settlement of the Benson and Packard shareholder derivative lawsuits. These lawsuits alleged, among other things, that the members of the Boards of Directors of Community Bancshares and Community Bank breached their fiduciary duties with respect to supervision of construction projects and the investigation of allegations of impropriety with respect to such projects. Pursuant to the pro tanto settlement, Community Bancshares and Community Bank received a total of $625,000, and the defendants who were current or former directors or officers of Community Bancshares or Community Bank, except for Kennon R. Patterson, Sr., were dismissed from the lawsuits. Community Bancshares and Community Bank have been realigned as plaintiffs in the lawsuits against the remaining defendants.

Packard Derivative Litigation

Plaintiffs:	M. Lewis Benson, Doris E. Benson, John M. Packard, Jr. and Andy C. Mann, four of Community Bancshares’ stockholders

Defendants:	Sheffield Electrical Contractors, Inc., Steve Sheffield, Jay Bolden, Dudley, Hopton-Jones, Sims & Freeman, PLLP, Glynn C. Debter, Kennon R. Patterson, Jr., Robert O. Summerford, Jimmie A. Trotter, John L. Lewis, Jr., Merritt M. Robbins, Stacey W. Mann, B. K. Walker, Jr., Denny Kelly, Roy B. Jackson, Loy D. McGruder, and Hodge Patterson

On January 31, 2005, the Circuit Court of Blount County, Alabama approved a pro tanto settlement of the Benson and Packard shareholder derivative lawsuits. These lawsuits alleged, among other things, that the members of the Boards of Directors of Community Bancshares and Community Bank breached their fiduciary duties with respect to supervision of construction projects and the investigation of allegations of impropriety with respect to such projects. Pursuant to the pro tanto settlement, Community Bancshares and Community Bank received a total of $625,000, and the defendants who were current or former directors or officers of Community Bancshares or Community Bank, except for Kennon R. Patterson, Sr., were dismissed from the lawsuits. Community Bancshares and Community Bank have been realigned as plaintiffs in the lawsuits against the remaining defendants.

Lending Acts Litigation

Plaintiffs:	William Alston, Murphy Howard, and Jason Tittle

Defendants:	Community Bancshares, Community Bank, Holsombeck Motors, Inc., Lee Brown d/b/a Alabama Bond & Investigation a/k/a ABI Recovery, Chris Holmes d/b/a Alabama Bond & Investigation a/k/a ABI Recovery, Regina Holsombeck, Kennon “Ken” Patterson, Sr., Hodge Patterson, James Timothy “Tim” Hodge, Ernie Stephens, and the State of Alabama Department of Revenue

On October 11, 2002, the plaintiffs filed a class action against the defendants alleging that Community Bank and others conspired or used extortionate methods to effect a lending scheme of “churning phantom loans,” and that profits from the scheme were used to secure an interest in and/or to invest in an enterprise that affects interstate commerce. The plaintiffs specifically allege that Community Bank used various methods to get uneducated customers with fair to poor credit to sign numerous “phantom loans” when the customers only intended to sign for one loan. Claims include racketeering activity within the meaning of the Racketeer Influenced and Corrupt Organizations Act of 1970, conspiracy, spoliation, conversion, negligence, wantonness, outrage, and civil conspiracy.

On or about February 17, 2004, an amended complaint was filed in this lending acts litigation. The amended complaint, which completely replaces the original complaint, omits class action and racketeering claims and alleges violations of the Truth in Lending Act and Regulation Z of the Federal Reserve Board in addition to conversion, negligence, outrage, suppression, fraud and misrepresentation, trespass, conspiracy and failure to provide notice before disposition of collateral for loans. On April 2, 2004, eighty-one individuals, most of whom were formerly members of the purported class in the lending acts litigation filed by William Alston, filed suit against Community Bancshares, Community Bank and a former Community Bank employee in the Circuit Court of Jefferson County, Alabama. This suit claims that the defendants injured the plaintiffs, primarily in connection with lending at Community Bank’s office in Double Springs, Alabama, by wrongfully taking property, committing fraud, furnishing inaccurate information to credit reporting agencies, negligently hiring, training and supervising employees, negligently handling customer accounts, altering loan documents and failing to honor oral and written contracts with the plaintiffs.

On February 2, 2005, Community Bancshares and Community Bank settled the claims of Mr. Alston and Mr. Howard for amounts which are not material to the financial statements of Community Bancshares. On March 29, 2005, Community Bancshares and Community Bank settled the claims of Mr. Tittle for an amount which is not material to the financial statements of Community Bancshares. Claims of the other plaintiffs are still pending.

Employee Litigation

Plaintiffs:	Bishop K. Walker, Jr., former Senior Executive Vice President and General Counsel of Community Bancshares, and his wife, Wanda Walker, and Denny G. Kelly, former President of Community Bank, and his wife, Arlene Kelly

Defendants:	Community Bancshares, Community Bank, Kennon R. Patterson, Sr., and a number of unidentified defendants

On May 5, 2003, the plaintiffs filed separate suits in the Circuit Court of Blount County, Alabama, against the defendants alleging that they were induced to retire based upon misrepresentations made by Kennon R. Patterson, Sr., who at the time was Community Bancshares’ Chairman, President and Chief Executive Officer. The plaintiffs claim that Mr. Patterson’s actions constituted fraud, promissory fraud, fraudulent suppression, fraud in the inducement, deceit, fraudulent deceit, negligence, recklessness, wantonness and breach of contract. The complaints seek an unspecified amount of compensatory and punitive damages.

On October 23, 2003, Community Bancshares and Community Bank filed counterclaims against Mr. Walker and Mr. Kelly seeking repayment of amounts paid to them as part of a severance arrangement and, in the case of Mr. Kelly, amounts owed to Community Bank in connection with the two loans from Community Bank to Mr. Kelly.

Mr. Kelly and Mr. Walker each filed an amended complaint on or about April 20, 2004. The amended complaints add Mrs. Kelly and Mrs. Walker as parties plaintiff and allege that representations were made by the defendants to Mrs. Kelly and Mrs. Walker that the defendants would purchase their personal and jointly owned stock of the Company. The complaints assert that the defendants’ failure to purchase such stock constitutes promissory fraud, fraudulent misrepresentation, fraudulent suppression, negligence and/or wantonness. Mr. Walker’s amended complaint also seeks damages based on Community Bank’s refusal to accept a deed in lieu of foreclosure on Mr. Walker’s home.

On June 15, 2004, Community Bank amended its counterclaim against Mr. Walker to recover a loan deficiency balance following Community Bank’s foreclosure on Mr. Walker’s home.

Other Litigation

In addition to the foregoing, Community Bancshares and its affiliates also are from time to time parties to other legal proceedings arising in the ordinary course of Community Bancshares’ business. We presently believe that, other than the litigation discussed above, there is no other litigation to which Community Bancshares or its affiliates presently are party that, if such litigation were to result in an outcome unfavorable to Community Bancshares, would, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

Community Bancshares’ Certificate of Incorporation and Bylaws provide that, in certain circumstances, we will indemnify its directors and officers, and, provided such persons acted in accordance with the standards set forth in the Delaware General Corporation Law and Community Bancshares’ organizational documents, advance expenses to its directors and officers in connection with investigations and proceedings in connection with their service as officers and directors.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

In order to be included in the Company’s proxy materials for the Company’s 2006 Annual Meeting of Stockholders, stockholder proposals must be received in written form at the Company’s executive offices on or before February 6, 2006, which is 120 days before the one-year anniversary of the date that the Company mailed this Proxy Statement to the stockholders, and must otherwise be in compliance with Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s Proxy Statement) under the Exchange Act and other applicable legal requirements. Pursuant to Rules 14a-4 and 14a-5 (which concern the exercise of discretionary voting authority when a stockholder commences his or her own proxy solicitation outside of the processes of Rule 14a-8) under the Exchange Act, stockholders are advised that under the advance notice provisions of the Company’s Bylaws a stockholder proposal will not be considered at the 2006 annual meeting if received by the Company after February 6, 2006.

The Company’s Bylaws require that a stockholder proposing business to be considered at an Annual Meeting of Stockholders include in the written notification to the Company the following information: (i) a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Company that are beneficially owned, as such term is defined in Rule 13d-3 under the Exchange Act, by the stockholder; (iv) any substantial interest of the stockholder in such business; and (v) any other information required pursuant to the rules and regulations promulgated under the Exchange Act relating to stockholder proposals. A stockholder has a substantial interest in the business if such interest would be reportable pursuant to Item 5 of Schedule 14A promulgated under the Exchange Act, assuming that the stockholder’s business was in fact considered at the Annual Meeting of Stockholders.

OTHER BUSINESS

Management of the Company presently does not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, then the persons designated as proxies will vote on such matters in accordance with their best judgment.

EXHIBIT A

COMMUNITY BANCSHARES, INC.

2005 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Community Bancshares, Inc. 2005 Incentive Plan is to promote the success, and enhance the value, of Community Bancshares, Inc. (the “Company”) by linking the personal interests of its employees, officers, directors and consultants to those of Company stockholders and by providing such persons with an incentive for outstanding performance.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) any entity of which the Company owns or controls, directly or indirectly, 10% of more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) any act (A) that constitutes, on the part of the Grantee, fraud, dishonesty, a felony or gross malfeasance of duty and (B) that directly results in a material injury to the Corporation; or (ii) a material violation of the policies of the Corporation and/or its subsidiaries governing the conduct of Grantee; or (iii) conduct by the Grantee in his office with the Corporation that is grossly inappropriate and demonstrably likely to lead to material injury to the Corporation, as determined by the Board acting reasonably and in good faith.

(f) “Change in Control of the Corporation” means (i) the acquisition, directly or indirectly, by any “person” (within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) within any twelve-month period of securities of the Corporation representing an aggregate of twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or (iii) consummation of a merger or consolidation or other business combination of the Corporation with any other person, other than a merger, consolidation or business combination which would result in the outstanding

Common Stock immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least sixty percent (60%) of the outstanding common stock of the Corporation or such surviving entity or parent of affiliate thereof outstanding immediately after such merger, consolidation or business combination; or (iv) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets; or (v) the occurrence of any other event or circumstance which is not covered by (i) through (iv) above which the Board determines affects control of the Corporation and, in order to implement the purposes of this agreement, adopts a resolution that such event or circumstance constitutes a Change in Control for purposes of this agreement.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Community Bancshares, Inc., a Delaware corporation, or any successor corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Continuous Status as a Participant shall mean the absence of any “separation from service” or similar concept as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 11.

(m) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(q) “Exchange” means the Nasdaq National Market or any other national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(s) “Good Reason” has the meaning assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate, without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or the Affiliate promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect immediately prior to a Change in Control, (ii) a reduction by the Company or an Affiliate in the Participant’s base salary, (iii) the Company or an Affiliate requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the location at which the Participant was stationed immediately prior to a Change in Control, or (iv) the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure.

(t) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(u) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(v) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(w) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(x) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(z) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(aa) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 15.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law.

(bb) “Performance Award” means Performance Shares, Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(cc) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(dd) “Performance Share” means any right granted to a Participant under Article 9 to a share to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(ee) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means this Community Bancshares, Inc. 2005 Incentive Plan, as amended or supplemented from time to time.

(hh) “Qualified Performance-Based Award” means an Award granted to an officer of the Company that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(kk) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive Shares (or the equivalent value in cash or other property) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll) “Retirement” means a Participant’s voluntary termination of employment or consultancy other than for Cause at or after age sixty-five (65) or such earlier date after age fifty-five (55) as may be approved by the Committee with regard to such Participant. With respect to a Participant’s termination of service as a director, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age sixty-five (65).

(mm) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 16.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 16.1.

(oo) “Stock” means the $.10 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 16.

(pp) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(qq) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(rr) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). No further grants may be made under this Plan after the 10th anniversary of the Effective Date.

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless otherwise designated by the Board, the Compensation Committee of the Board of Directors of the Company shall serve as the Committee administering the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Certificate as provided herein; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate Eligible Participants (other than directors) to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be granted to any such Participants; provided that such delegation of duties and responsibilities to such special committee may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 16.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 600,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 600,000.

5.2. SHARE COUNTING.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan (but Shares delivered by a Participant to satisfy tax withholding requirements shall not be added back to the number of Shares available for issuance under the Plan).

(d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation (less any shares delivered by the optionee to satisfy an applicable tax withholding obligation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Award is not issued for any reason, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 16.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 300,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 300,000. The aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one calendar year under the Plan shall be $1,000,000.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants; except as limited for Incentive Stock Options under Section 7.2(g).

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Except under certain circumstances contemplated by Section 15.9 or as may be set forth in an Award Certificate with respect to death, Disability or Retirement of a Participant, Options will not be exercisable before the expiration of one year from the Grant Date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Option.

(d) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b) LAPSE OF OPTION. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1) The expiration date set forth in the Award Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4) One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5) One year after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 15, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 15.5.

(c) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f) ELIGIBLE GRANTEES. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive upon exercise, a payment in cash or shares equal to the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base value of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) OTHER TERMS. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. Except under certain circumstances contemplated by Section 15.9 or as may be set forth in an Award Certificate with respect to death, Disability or Retirement of a Participant, Stock Appreciation Rights will not be exercisable before the expiration of one year from the Grant Date.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

9.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value, which may be settled in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

9.4. OTHER TERMS. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Performance Awards shall be determined by the Committee. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1. GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee, subject to Section 5.4.

10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or dividend equivalents on the Restricted Stock Units) covering a period of time specified by the Committee (the “Restriction Period”). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3. FORFEITURE. Except for certain limited situations (including the death, Disability or Retirement of the Participant or a Change in Control referred to in Section 15.8), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time). Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of Continuous Status as a Participant during the applicable Restriction Period or upon failure to satisfy a performance goal during the applicable Restriction Period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DEFERRED STOCK UNITS

11.1. GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

QUALIFIED PERFORMANCE-BASED AWARDS

14.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

14.2. OTHER AWARDS. When granting an Award other than an Option or a Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Planning accuracy (as measured by comparing planned results to actual results)

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

14.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals

14.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 14.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 14.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

ARTICLE 15

PROVISIONS APPLICABLE TO AWARDS

15.1. STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 17.2, Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

15.2. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

15.3. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

15.4. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards. Any purported transfer in violation of this Section 15.4 shall be null and void.

15.5. BENEFICIARIES. Notwithstanding Section 15.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

15.6. STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

15.7. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

15.8. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, if a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason within one year after the effective date of a Change in Control, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.

15.9. DISCRETIONARY ACCELERATION. Regardless of whether an event has occurred as described in Section 15.7 or 15.8 above, and subject to Article 14 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 15.9. Notwithstanding anything in the Plan, including this Section 14.10, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

15.10. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

15.11. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but are not limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

15.12. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 16

CHANGES IN CAPITAL STRUCTURE

16.1. GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 16 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 17

AMENDMENT, MODIFICATION AND TERMINATION

17.1. AMENDMENT, MODIFICATION AND TERMINATION.

(a) The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

(b) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

17.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option may not be extended without the prior approval of the stockholders of the Company; and

(c) Except as otherwise provided in Article 16, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company.

ARTICLE 18

GENERAL PROVISIONS

18.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

18.2. NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

18.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. If Shares are permitted to be surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the surrender of Shares in satisfaction of such withholding obligations would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes.

18.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

18.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

18.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

18.7. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

18.8. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.9. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.10. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

18.11. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

18.12. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

18.13. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

18.14. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

18.15. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.16. FOREIGN PARTICIPANTS. In order to facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for the purposes of this Section 18.16 without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the spirit of this Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

18.17. NOTICE. Except as otherwise provided in this Plan, all notices or other communications required or permitted to be given under this Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows: (i) if to the Company, at its principal business address to the attention of the Secretary; and (ii) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.18. INUREMENT OF RIGHTS AND OBLIGATIONS. The rights and obligations under this Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

18.19. COSTS AND EXPENSES. Except as otherwise provided herein, the costs and expenses of administering this Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

The foregoing is hereby acknowledged as being the Community Bancshares, Inc. 2005 Incentive Plan as adopted by the Board on April 26, 2005 and approved by the stockholders on                     , 2005.

COMMUNITY BANCSHARES, INC.

By:

Its:

REVOCABLE PROXY

COMMUNITY BANCSHARES, INC.

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

THURSDAY, JULY 7, 2005

The undersigned hereby appoints Messrs. Dwight Griffin and Gerald Player, or either of them, each with full power of substitution, as Proxies, to vote all shares of the Common Stock of Community Bancshares, Inc. (the “Company”), which the undersigned may be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Thursday, July 7, 2005, at 10:00 A.M., Central Time, at the Main Clubhouse at Limestone Springs, 3000 Colonial Drive, Oneonta, Alabama, and at any reconvened meetings following any adjournment or postponement thereof (the “Annual Meeting”), as directed below, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Stockholders, both dated June 6, 2005, the receipt of which is hereby acknowledged.

When this proxy is properly executed, all shares of the Company’s Common Stock held by the undersigned will be voted in the manner directed herein by the undersigned stockholder. If no direction is specified, then this proxy will be voted “FOR” all proposals.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE

INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê         FOLD AND DETACH HERE         ê

COMMUNITY BANCSHARES, INC. - ANNUAL MEETING THURSDAY, JULY 7, 2005

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-246-8479 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/comb and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Annual Meeting of Shareholders JULY 7, 2005	Revocable Proxy COMMUNITY BANCSHARES, INC.	Please mark as Indicated in this ☒ example

	Withhold For All For All Except		For Against Abstain
1. Election of Directors, To Elect the Following Class III Directors:	☐ ☐ ☐	2. Adoption of plan To Adopt the Community Bancshares, Inc. 2005 Incentive plan	☐ ☐ ☐

Nominees:

(01) Mr. Kenneth K. Campbell (03) Mr. Michael A. Tarpley	(02) Mr. Patrick M. Frawley	In addition, in their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

INSTRUCTION: To withhold authority to vote for any nominee(s) mark “For All Except” and write that nominee(s) or number(s) in the space provided below.		[THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED HEREON.]
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF COMMUNITY BANCSHARES, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Mark Here for address change and note change

Please be sure to date and sign this proxy card in the box below.	Date

Please sign exactly as your name(s) appear(s) hereon.

Sign above	Co-Holder Signature

* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

é                                                                                                                       é

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m. EDT, July 7, 2005. It is necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m. EDT, July 7, 2005 866-246-8479	Vote by Internet anytime prior to 3:00 a.m. EDT, July 7, 2005 go to https://www.proxyvotenow.com/comb

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!